Exhibit 4.1

NUMBER ____                    Mobilentity, Inc.                   ______ Shares
                                                                    Common Stock
                             a Delaware corporation
                Common Stock 60,000,000 Shares, par value $0.001



THIS CERTIFIES THAT: ___________________________________________________________

is the record holder of _________ shares of Common Stock, par value $0.001 of Mobilentity, Inc., transferable only on the share register of said corporation, in person or by duly authorized attorney, upon surrender of this certificate properly endorsed or assigned.

     This certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the Certificate of Incorporation and any amendments thereto, to all of which the holder of this certificate, by acceptance hereof, assents. The corporation will furnish without charge to each stockholder who so requests a statement of all the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

     WITNESS the Seal of the corporation and the signatures of its duly authorized officers this ____ day of ________, ________.




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Paul Lewis                                  Paul Lewis
President and Chief Executive Officer       Secretary and Treasurer



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     FOR VALUE RECEIVED ___________________________ DOES HEREBY SELL, ASSIGN,
PLEDGE,GRANT A SECURITY INTEREST IN AND TRANSFER UNTO

      Please insert social security or other identifying number of assignee

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              (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING
                          POSTAL ZIP CODE OF ASSIGNEE)

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Attorney to transfer the said Shares on the books of the within named
Corporation with full power of substitution in the premises.

                                           Dated ________________________, 20___

                                 In presence -----------------------------------

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